ORGANIZATION CHART – December 31, 2021


Westwater Resources, Inc.
(Delaware)
100%
Alabama Graphite Corp.
(Delaware)
100%
Alabama Graphite Company, Inc.
(Alabama)
100%
URI Neutron Holdings I, Inc.
(Delaware)
100%
URI Neutron Holdings II, Inc.
(Delaware)
100%
Lithium Holdings Utah, LLC
(Nevada)
Lithium Holdings Nevada, LLC
(Nevada)
100%
Anatolia Energy Limited
(Australia)
100%
Anatolia Uranium (BVI) Ltd
(BVI)
80%
Mozawl Mining
(Mauritius)
65%
Anatolia Uranium Pty Ltd
(Australia)
35%
100%
Adur Madencilik Ltd STI
(Turkey)